Exhibit 10.47

SAYREVILLE EXECUTION AGREEMENT Dated May 16, 2003 between JERSEY CENTRAL POWER & LIGHT COMPANY and North Jersey Energy Associates, A Limited Partnership

SAYREVILLE EXECUTION AGREEMENT

THIS AGREEMENT entered into this 1st day of February 2003, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and NORTH JERSEY ENERGY ASSOCIATION, hereinafter referred to as "Buyer," second party,

RECITALS

A. JCP&L and NJEA are parties to a Power Purchase Agreement dated as of October 22, 1987, as amended to date as set forth in Schedule 1 hereof (the "Power Purchase Agreement") pursuant to which JCP&L purchases from NJEA contract capacity of not less than 250 MW and associated electricity from the natural gas-fired electricity and steam generating plant owned by NJEA and located in the borough of Sayreville, New Jersey (the "Facility").

B. In connection with a financing relating to the Facility and a nominal 300 MW natural gas-fired electrical and steam generating plant owned by Northeast Energy Associates, A Limited Partnership ("NEA") in the town of Bellingham, Massachusetts (the "Bellingham Facility"), ESI Tractebel Funding Corp., a Delaware corporation (formerly IEC Funding Corporation) ("ESI Funding") issued its senior secured securities (the "Senior Secured Notes") pursuant to the Trust Indenture, dated as of November 15, 1994, among ESI Funding, NJEA, NEA and State Street Bank and Trust Company, as trustee (the "Senior Trustee"), as supplemented by the First Supplemental Indenture dated as of November 15, 1994, and the Second Supplemental Trust Indenture dated as of January 14, 1998, (collectively, the "Senior Indenture"). As part of the security for the Senior Secured Notes, NJEA collaterally assigned its right, title and interest to the Power Purchase Agreement to the Senior Trustee on behalf of the holders of the Senior Secured Notes, and pledged all of the revenues received under, and granted a priority perfected security interest in, the Power Purchase Agreement to the Senior Trustee on behalf of the holders of the Senior Secured Notes pursuant to the Senior Indenture and related security documents. The Senior Secured Notes are also secured by NEA's interests in the Bellingham Facility and its related revenue-generating agreements.

C. In connection with an additional financing to, among other purposes, acquire and provide additional capital for the Facility and the Bellingham Facility, ESI Tractebel Acquisition Corp., a Delaware corporation ("ESI Acquisition," and together with ESI Funding, the "Issuers") issued its secured securities (the "Junior Secured Notes") pursuant to the Indenture, dated as of February 19, 1998, among ESI Acquisition, Northeast Energy, LP, a Delaware limited partnership ("NELP") and Northeast Energy, LLC, a Delaware limited liability company ("NELLC"), directly and wholly owned by NELP, and State Street Bank and Trust Company, as trustee (the "Junior Trustee"), as supplemented by the First Supplemental Indenture dated as of February 19, 1998, (collectively, the "Junior Indenture"). The Junior Secured Notes are subordinate to the Senior Secured Notes and are payable by NELP from distributions to it by NJEA and NEA.

D. Simultaneously with the execution of this Agreement, JCP&L and NJEA will execute and deliver an amended and restated power purchase agreement (as amended by the New PPA Amendments (as hereinafter defined), if any, the "Amended and Restated Power Purchase Agreement") to provide, among other things, that NJEA will deliver electricity from the Facility and/or from sources other than the Facility and that JCP&L will be entitled to receive periodic payments from NJEA if certain conditions set forth therein are satisfied. The Amended and Restated Power Purchase Agreement, this Agreement, the agreements and documents described in Section 1.2 hereof to which JCP&L is a party and the other certificates, instruments and documents to be delivered by JCP&L to consummate the Transactions (as hereinafter defined) and perform its obligations as contemplated hereby and thereby are collectively referred to as the "JCP&L Documents".

E. NJEA will collaterally assign all of its rights under the Amended and Restated Power Purchase Agreement to the Senior Trustee and the Issuers of the Senior Secured Notes as collateral security for the Senior Secured Notes pursuant to the "Assignment Agreement".

F. On the Closing Date (as hereinafter defined): (1) the Amended and Restated Power Purchase Agreement will become effective in accordance with its terms, (2) the Power Purchase Agreement will terminate, (3) the collateral assignment contemplated by the Assignment Agreement will occur, (4) the Gas Purchase Agreements (as hereinafter defined) shall have been restructured or terminated, or NJEA shall have determined that such restructuring or termination is not required, as provided in Section 5.2(h) hereof and (5) the Steam Sales Agreement (as hereinafter defined) shall have been restructured or terminated, or NJEA shall have determined that such restructuring or termination is not required, as provided in Section 5.2(i) hereof. The foregoing (and any necessary transactions between NJEA and JCP&L incident to any of them) shall collectively be referred to herein as the "Transactions".

G. The Closing Date will not occur until the New Jersey Board of Public Utilities (the "NJBPU") has approved this Agreement, the Amended and Restated Power Purchase Agreement, and the Transactions, in each case, by a written decision that: (1) is reasonably acceptable in form and substance to JCP&L and allows for full and timely recovery from its ratepayers of all amounts paid by JCP&L to NJEA under the Amended and Restated Power Purchase Agreement and the other JCP&L Documents (the "NJBPU Order"); (2) is final and non-appealable (the "Final Decision"); and (3) includes the findings set forth in Schedule 2 hereof (the "Required Findings"). The date on which the NJBPU issues the NJBPU Order containing the Required Findings is referred to herein as the "Initial Order Date". The date on which the NJBPU Order containing the Required Findings becomes a Final Decision is referred to herein as the "Final Order Date." The date on which JCP&L shall cause the Petition (as defined in Section 4.2 hereof) to be filed with the NJBPU is referred to herein as the "Filing Date".

H. After the execution hereof and prior to the Filing Date, NJEA shall take steps it deems necessary with respect to the Gas Purchase Agreements and the Steam Sales Agreement so as to enable JCP&L to file the Petition as contemplated under Section 4.2 hereof.

I. JCP&L and NJEA are parties to a Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information dated as of August 27, 2001 (the "Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information").

J. JCP&L and NJEA (each a "Party" and collectively the "Parties") believe that the consummation of the Transactions on the terms set forth herein and in the Execution Documents (as hereinafter defined) is in their respective best interest.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, the Parties agree as follows:
ARTICLE 1 TRANSACTION DELIVERABLES
1.1. Amended and Restated Power Purchase Agreement.

(a) On the Closing Date, each Party shall deliver a certificate stating that all of the applicable conditions precedent set forth herein and in the Amended and Restated Power Purchase Agreement have been satisfied or waived by the Party entitled to the benefit thereof and the "Effective Date" under the Amended and Restated Power Purchase Agreement has occurred, together with any amendments to the Amended and Restated Power Purchase Agreement which are entered into after the Contract Date and before the Closing Date which amendments shall not impair the validity or effectiveness of the Final Decision (collectively, the "New PPA Amendments"). The Amended and Restated Power Purchase Agreement shall, among other things, provide for: (1) the delivery of electricity and capacity to JCP&L by NJEA from the Facility and/or sources other than the Facility and (2) the purchase by JCP&L of electricity and capacity for an Energy Payment specified therein. The executed Amended and Restated Power Purchase Agreement is attached hereto as Exhibit 1.

(b) Subject to the terms and conditions set forth herein (including, without limitation, the satisfaction or waiver of the applicable conditions precedent set forth in Article 5 hereof), on the Closing Date, JCP&L and NJEA agree to: (1) cause to be executed and delivered any New PPA Amendments, (2) commence performance under the Amended and Restated Power Purchase Agreement in accordance with its terms and (3) cause to be executed and delivered such other instruments and documents as are contemplated hereby and thereby.

1.2 Closing.

(a) Closing Date and Effective Time. Unless this Agreement is earlier terminated pursuant to the terms hereof, the Transactions shall be consummated at a closing to be held at approximately 10:00 a.m. Eastern time at a location to be agreed upon by the Parties, on the date (the "Closing Date") that the conditions described in Article 5 hereof have been satisfied or waived by the Party entitled to the benefit thereof. As used herein the "Effective Time" shall mean 11:59 p.m. on the Closing Date.

(b) Deliverables by JCP&L. On the Closing Date and subject to the terms and conditions set forth herein, JCP&L shall deliver, or cause to be delivered, to NJEA or its designee:
(1) the closing certificate described in the first sentence of Section 1.1(a) hereof;
(2) any New PPA Amendments duly executed by JCP&L, together with the Amended and Restated Power Purchase Agreement attached hereto as Exhibit 1, duly executed by JCP&L;

(3) the Mutual Release between JCP&L and NJEA duly executed by JCP&L, substantially in the form attached hereto as Exhibit 2, which provides for a mutual release between JCP&L and NJEA of all of their respective obligations and liabilities under the Power Purchase Agreement arising prior to the Effective Time (the "Mutual Release");

(4) the Consent to Collateral Assignment between JCP&L and the Senior Trustee (on behalf of the holders of the Senior Secured Notes), in form and substance reasonably acceptable to JCP&L, NJEA and the Senior Trustee, duly executed by JCP&L, in which JCP&L consents to the collateral assignment by NJEA of the Amended and Restated Power Purchase Agreement to the Senior Trustee (on behalf of the holders of the Senior Secured Notes) and provides certain rights and benefits to the Senior Trustee on behalf of the holders of the Senior Secured Notes with respect to JCP&L's exercise of its rights under the Amended and Restated Power Purchase Agreement ("Consent to Collateral Assignment");

(5) a certificate of JCP&L authorizing the return to NJEA of the NJEA Deposit (as defined in, and held in escrow pursuant to, the Escrow Agreement between Thelen Reid & Priest LLP (the "Escrow Agent"), Hogan & Hartson LLP, JCP&L and NJEA (the "Escrow Agreement"));

(6) an opinion or opinions from legal counsel to JCP&L, addressed to NJEA, the Issuers, the Senior Trustee and the holders of the Senior Secured Notes, relating to matters between JCP&L, NJEA, the Issuers, the Senior Trustee and the holders of the Senior Secured Notes, in form and substance reasonably satisfactory to JCP&L, NJEA, the Issuers, the Senior Trustee and the holders of the Senior Secured Notes;

(7) a certificate of JCP&L stating that the representations and warranties of JCP&L set forth in this Agreement and the Amended and Restated Power Purchase Agreement are true and correct as of the Closing Date;

(8) a release by McManus & Miles of any claims it may have against NJEA or any of its affiliates for, or with respect to, amounts owed to McManus & Miles in consideration of its services provided to JCP&L in connection with the Transactions, in form and substance reasonably satisfactory to NJEA; and

(9) such other instruments and documents executed or provided by JCP&L as may reasonably be required by NJEA, the Senior Trustee or the holders of the Senior Secured Notes or their respective legal counsel to evidence the consummation of the Transactions, including, without limitation, those items to be delivered by JCP&L and its legal counsel pursuant to Article 5 hereof.

(c) Deliverables by NJEA. On the Closing Date and subject to the terms and conditions set forth herein, NJEA shall deliver, or cause to be delivered, to JCP&L or its designee:
(1) the closing certificate described in the first sentence of Section 1.1(a) hereof;
(2) any New PPA Amendments duly executed by NJEA, together with the Amended and Restated Power Purchase Agreement attached hereto as Exhibit 1, duly executed by NJEA;
(3) the Mutual Release duly executed by NJEA, substantially in the form attached hereto as Exhibit 2;
(4) a certificate of NJEA authorizing the return to JCP&L of the JCP&L Deposit (as defined in, and held in escrow pursuant to, the Escrow Agreement);

(5) an opinion or opinions from legal counsel to NJEA, addressed to JCP&L and the holders of the Senior Secured Notes, relating to matters between NJEA, the Issuers, JCP&L, the Senior Trustee and the holders of the Senior Secured Notes, in form and substance reasonably satisfactory to NJEA, the Issuers, JCP&L, the Senior Trustee and the holders of the Senior Secured Notes;

(6) a certificate of NJEA stating that the representations and warranties of NJEA set forth in this Agreement and the Amended and Restated Power Purchase Agreement are true and correct as of the Closing Date; and

(7) such other instruments and documents executed or provided by NJEA as may reasonably be required by JCP&L or its legal counsel to evidence the consummation of the Transactions, including, without limitation, those items to be delivered by NJEA and its legal counsel pursuant to Article 5 hereof.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF JCP&L

JCP&L represents and warrants to NJEA as of the Contract Date and as of the Closing Date (except in the event such representation or warranty by its terms is made only as of a certain date) as follows:

2.1. Authority.

JCP&L is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to be bound by the terms of this Agreement and, subject to the satisfaction or waiver by JCP&L of the conditions set forth in Section 5.1 hereof, the other JCP&L Documents. The execution and delivery of, and the performance by JCP&L of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action of JCP&L. This Agreement has been duly and validly executed and delivered by JCP&L and constitutes a valid and binding obligation of JCP&L, enforceable against JCP&L in accordance with its terms, except as such enforceability may be limited by law or principles of equity. On the Closing Date and subject to the satisfaction or waiver by JCP&L of the conditions set forth in Section 5.1 hereof, the other JCP&L Documents, when executed and delivered by JCP&L in accordance with this Agreement, shall constitute the valid and binding obligations of JCP&L enforceable against it in accordance with their respective terms, except as such enforceability may be limited by law or principles of equity.

2.2 No Conflicts.

Subject to the satisfaction or waiver by JCP&L of the conditions set forth in Section 5.1 hereof, neither the execution and delivery of the JCP&L Documents by JCP&L, nor the consummation or performance of the Transactions by JCP&L, will (1) violate or conflict with any provisions of JCP&L's restated certificate of incorporation or bylaws, (2) violate, conflict with or result in the breach or termination of any material agreement or instrument to which JCP&L is a party or (3) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds JCP&L or its property.

2.3 Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of JCP&L, threatened against or relating to the Transactions or JCP&L's participation therein, which could reasonably be expected to (i) have a material adverse effect on the Transactions or (ii) prevent the performance by JCP&L of its obligations under the JCP&L Documents.

2.4 No Additional Conditions.

Except for the satisfaction of the conditions specifically identified in this Agreement (which may be waived by JCP&L), there are no other conditions precedent to (i) JCP&L's execution, delivery or performance of this Agreement and the JCP&L Documents or (ii) JCP&L's implementation of the Transactions.

2.5 No Brokers.
No finder, broker or agent has been employed, appointed or authorized to act on behalf of JCP&L in connection with the Transactions.
2.6 No Assignment; Amendment.

JCP&L is the sole owner of all right, title and interest of the power purchaser in, to and under the Power Purchase Agreement and has not assigned or otherwise transferred its rights or obligations under the Power Purchase Agreement to any third party. As of the Contract Date, no amendment or modification of the Power Purchase Agreement is effective except as identified in Recital A hereof. As of the Closing Date, no further amendment or modification of the Power Purchase Agreement will be effective or pending nor shall JCP&L have assigned or otherwise transferred its rights or obligations under the Power Purchase Agreement, except pursuant to the Amended and Restated Power Purchase Agreement.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NJEA

NJEA represents and warrants to JCP&L as of the Contract Date and as of the Closing Date (except in the event such representation or warranty by its terms is made only as of a certain date) as follows:

3.1 Authority.

(a) NJEA is a limited partnership validly formed and validly existing under the laws of the State of New Jersey and has all requisite partnership power and authority to be bound by the terms of this Agreement and, subject to the satisfaction or waiver by NJEA of the conditions set forth in Section 5.2 hereof, the agreements and documents described in Section 1.2 hereof to which NJEA is a party (including, without limitation, the Amended and Restated Power Purchase Agreement), and the other certificates, instruments and documents to be delivered by NJEA to consummate the Transactions and perform its obligations as contemplated hereby and thereby (collectively, the "NJEA Documents"). The execution and delivery of, and the performance by NJEA of its obligations under, this Agreement have been duly and validly authorized by all necessary partnership action of NJEA. This Agreement has been duly and validly executed and delivered by NJEA and constitutes a valid and binding obligation of NJEA, enforceable against NJEA in accordance with its terms, except as such enforceability may be limited by law or principles of equity. On the Closing Date and subject to the satisfaction or waiver by NJEA of the conditions set forth in Section 5.2 hereof, the other NJEA Documents, when executed and delivered by NJEA in accordance with this Agreement, shall constitute the valid and binding obligations of NJEA enforceable against it in accordance with their respective terms, except as such enforceability may be limited by law or principles of equity.

3.2 No Conflicts.

Subject to the satisfaction or waiver by NJEA of the conditions set forth in Section 5.2 hereof, neither the execution and delivery of the NJEA Documents by NJEA, nor the consummation or performance of the Transactions by NJEA, will (1) violate or conflict with any provisions of NJEA's formation or governance documents, (2) violate, conflict with or result in the breach or termination of any material agreement or instrument to which NJEA is a party or (3) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds NJEA or its property.

3.3 Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of NJEA, threatened against or relating to NJEA or the Transactions which could reasonably be expected to (i) have a material adverse effect on the Transactions or (ii) prevent the performance by NJEA of its obligations under the NJEA Documents.

3.4 No Additional Conditions.

Except for the satisfaction of the conditions specifically identified in this Agreement (which may be waived by NJEA), there are no other conditions precedent to (i) NJEA's execution, delivery or performance of this Agreement and the NJEA Documents or (ii) NJEA's implementation of the Transactions.

3.5 No Brokers.
No finder, broker or agent has been employed, appointed or authorized to act on behalf of NJEA in connection with the Transactions.
ARTICLE 4 COVENANTS
4.1 Satisfaction of Conditions.

The Parties agree to cooperate in good faith and to take all practicable actions and devote resources reasonably necessary to obtain satisfaction of the conditions set forth in Article 5 hereof as soon as reasonably practicable, including using diligent efforts to secure the execution and delivery of the agreements and other instruments to be executed and delivered pursuant to Article 1 and Article 5 hereof. Each Party entitled to the benefit of conditions set forth in Article 5 hereof shall have the right to waive such conditions.

4.2 NJBPU Approval.

(a) For a period of thirty (30) days after the Contract Date, NJEA shall take steps it deems necessary with respect to the Gas Purchase Agreements and the Steam Sales Agreement as provided in Sections 5.2(h) and (i) hereof. During the thirty (30) day period commencing on the Contract Date, NJEA will notify JCP&L in writing that the Petition may be filed as contemplated under Section 4.2(b) hereof. If NJEA requires up to an additional thirty (30) day period, then the October 1, 2003 deadline provided in Sections 4.2(b), 4.2(d) and 6.1(d) hereof shall be extended by an equivalent period of time. If NJEA gives notice to JCP&L that it requires more than the thirty (30) day additional period provided above, then the Parties will meet to discuss the steps NJEA has taken to date to give notice that the filing of the Petition may occur and the Parties will negotiate in good faith to reach an agreement on a reasonable additional extension of time up to thirty (30) days; provided, however, that if the amount of such additional time cannot be agreed upon by the Parties, then upon receipt of written notice from either Party to the other Party, this Agreement shall terminate without liability of either Party to the other as a result of such termination. The filing of the Petition pursuant to Section 4.2(b) hereof shall not prejudice the exercise by either Party of its rights under Article 5 hereof.

(b) Within twenty (20) business days after receipt by JCP&L of notice from NJEA that the Petition may be filed (the date of such notice being the "Notice Date"), JCP&L shall file, or caused to be filed, an initial petition (a "Petition") with the NJBPU for the Initial Order Date to occur as soon as reasonably practicable, but in no event later than October 1, 2003 (as such date may be extended by Section 4.2(a) hereof). As and to the extent permitted by applicable law, JCP&L and NJEA intend that this Agreement and related documents shall be "Confidential Information" under the Stipulation of Agreement and Non-Disclosure of Confidential or Protected Information and JCP&L and NJEA shall seek confidential treatment by the NJBPU of all confidential materials included in such Petition, or otherwise provided to the NJBPU in support of the Petition. Prior to the Filing Date, JCP&L and NJEA will reasonably cooperate with respect to identifying their respective confidential material in such agreements for which JCP&L shall seek confidential treatment and any other materials to be submitted to the NJBPU in support of the Petition. Upon filing of the Petition with the NJBPU, the Parties will support the Petition and the data contained therein and shall use reasonable commercial efforts to obtain the Final Decision; provided that if the Initial Order Date has not occurred by October 1, 2003 (as such date may be extended by Section 4.2(a) hereof), the Parties shall continue to use diligent efforts to secure the Final Decision, subject to their respective rights of termination under Section 6.1 hereof. If requested by JCP&L, NJEA shall also support the Petition by preparing written testimony and providing witnesses to support such testimony. Such testimony shall address all matters (other than matters that are confidential or proprietary to NJEA) in sufficient detail, as requested by JCP&L in its reasonable judgment, to facilitate the award of the Final Decision, and shall be subject to JCP&L's prior review and reasonable approval. The Parties acknowledge that JCP&L shall have sole control over the content and filing of the Petition consistent with this Agreement. JCP&L shall keep NJEA apprised of the status of the NJBPU's actions and position with respect to the Petition. JCP&L shall consult with NJEA about any actions that NJEA proposes to expedite the NJBPU's consideration of the Petition.

(c) JCP&L shall promptly provide to NJEA (whether in writing or orally) any information relating to any material event or development relating to the NJBPU review and approval process described in Section 4.2(a) above. In addition, JCP&L shall respond promptly and fully to any reasonable inquiries NJEA may make at any other time relating to such process.

(d) If at any time during the NJBPU's approval process a Party, in its reasonable judgment, determines that the Initial Order Date will not occur on or before October 1, 2003 (as such date may be extended by Section 4.2(a) hereof), then NJEA and JCP&L shall meet and confer to discuss the advisability of modifying the Transactions, providing additional information or taking other steps necessary to address the NJBPU's concerns or requirements in connection with the Transactions.

4.3 Status Pending Closing.

Notwithstanding the Parties' intention and agreement to restructure, amend, terminate or otherwise modify the Power Purchase Agreement and the other documents and agreements referenced herein to be terminated, amended, modified or supplemented upon the satisfaction or waiver of the conditions precedent set forth in Article 5 hereof, the Parties' obligations under such contracts and agreements shall not be effective unless or until the Closing Date occurs (unless otherwise agreed by the Parties in a separate agreement executed by both of the Parties), and the Parties agree to continue performance thereunder as if this Agreement had not been executed by them; provided, however, that nothing in this Section 4.3 shall abrogate or modify the Parties' obligations under Section 4.1 hereof to cooperate in good faith and to take all practicable actions and devote resources reasonably necessary to obtain satisfaction of the conditions set forth in Article 5 hereof.

4.4 Waiver of Rights.

As of the Effective Date under the Amended and Restated Power Purchase Agreement, NJEA forever relinquishes and waives any rights it may have or may have in the future under the Public Utility Regulatory Policies Act of 1978 ("PURPA"), 16 U.S.C. Section 824a.3 et seq., or any federal or state regulation, act or order implementing PURPA, to require JCP&L or any of its affiliates to purchase electricity and/or capacity generated at the Facility. NJEA shall cause any third party successor to its rights and interest in the Facility to agree to be bound by the foregoing waiver of PURPA rights. NJEA shall indemnify, defend and hold JCP&L and its partners, shareholders, members, directors, officers, employees and agents harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever suffered or incurred by JCP&L arising out of any failure by NJEA to comply with the waiver of PURPA rights set forth in this Section 4.4.

ARTICLE 5 CONDITIONS
5.1 Conditions to the Obligations of JCP&L.
JCP&L's obligation to effect the Transactions is subject to the satisfaction at or before the Closing Date of the following conditions (any of which JCP&L may waive):

(a) Representations and Warranties. All of the representations and warranties of NJEA herein shall be true and correct in all respects as though made on and as of the Closing Date (unless the incorrectness of such representations and warranties does not have a material adverse effect on JCP&L's rights herein), and NJEA shall have delivered a bringdown certificate, duly executed by an authorized officer, with respect to such representations and warranties and stating that, as of the Closing Date, the execution and delivery of, and the performance by NJEA of its obligations under the NJEA Documents will have been duly and validly authorized by all necessary partnership action of NJEA, and each of the NJEA Documents shall constitute a valid and binding obligation, enforceable against NJEA in accordance with its terms, except as such enforceability may be limited by law or principles of equity. NJEA shall have performed, or caused to be performed, all of the agreements and covenants to be performed by NJEA under this Agreement as of the Closing Date, unless the non-performance of such agreements and covenants does not have a material adverse effect on JCP&L's rights herein.

(b) No Legal Restraint. Neither JCP&L nor NJEA are currently subject to any order, decree, injunction, or other legal restraint or prohibition of a court or agency of competent jurisdiction which enjoins, prohibits or interferes with the consummation of the Transactions.

(c) Documents and Opinions. NJEA shall have executed and delivered the Mutual Release, any New PPA Amendments and the other NJEA Documents, and all other documents required to be executed and delivered by it pursuant to this Agreement and the Amended and Restated Power Purchase Agreement, shall have been executed, delivered and become effective by its terms.

(d) NJBPU Final Decision. The NJBPU Order containing the Required Findings shall have become a Final Decision.

(e) Litigation. There shall be no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any governmental authority with valid jurisdiction pending, or to the knowledge of JCP&L, threatened in writing against JCP&L or against or related to the Transactions which could reasonably be expected to have a material adverse effect on the consummation of the Transactions.

(f) Approvals. JCP&L shall have obtained all necessary corporate approvals for the Transactions.

(g) Material Adverse Change in the Economics of the Transactions to JCP&L There shall not have occurred any Material Adverse Change in the Economics of the Transactions to JCP&L (as hereinafter defined) caused by changes in the market price for natural gas in the period between the Contract Date and the tenth (10th) business day after the Final Order Date (such period being the "JCP&L MAC Period").

(1) A "Material Adverse Change in the Economics of the Transactions to JCP&L" shall mean a decrease, since the Contract Date, in JCP&L's expected pre-tax present value savings from the Transactions of 40% or more calculated at a 8.46% per annum discount rate.

(2) On the Contract Date, JCP&L shall deposit with the Escrow Agent an electronic file of the functioning financial model (using Microsoft Excel 97-SR-2 or compatible software) (the "JCP&L Escrow Material") containing JCP&L's pro forma projections calculated through the term of the Amended and Restated Power Purchase Agreement and (i) a present value calculation of JCP&L's expected savings as a result of the Transactions (the "Baseline Savings") and (ii) JCP&L's then current and applicable monthly gas forward price curve through the term of the Amended and Restated Power Purchase Agreement used in the pro forma that establishes the Baseline Savings (the "JCP&L Baseline Price Curve"). The calculations provided pursuant to this paragraph shall be predicated on an assumed closing date incorporated in the JCP&L Escrow Material.

(3) At any time during the JCP&L MAC Period, JCP&L may notify NJEA in writing that the calculations using the original pro forma model, with an adjusted closing date, and JCP&L's then current monthly gas forward price curve (the "JCP&L Current Price Curve") and the then current New York Mercantile Exchange, Inc. futures prices for natural gas indicate that a Material Adverse Change in the Economics of the Transactions to JCP&L has occurred as a result of changes in the market price for natural gas during the JCP&L MAC Period.

(4) The Parties shall mutually agree upon an independent engineer and an independent auditor (the "Independent Engineer" and the "Independent Auditor") and, within two (2) business days following NJEA's receipt of the notification described in Section 5.1(g)(3) hereof, JCP&L shall cause the JCP&L Escrow Material to be delivered to the Independent Engineer and the JCP&L Baseline Price Curve and JCP&L Current Price Curve to be delivered to the Independent Auditor.

(5) Within ten (10) days following receipt of the JCP&L Escrow Material the Independent Engineer shall deliver to NJEA a written report confirming or denying JCP&L's claim that Section 5.1(g) hereof has not been satisfied (assuming the reasonableness of the JCP&L Baseline Price Curve and JCP&L Current Price Curve).

(6) Within ten (10) days following receipt of the JCP&L Baseline Price Curve and JCP&L Current Price Curve, the Independent Auditor shall deliver to NJEA a written report confirming or denying that the JCP&L Baseline Price Curve and JCP&L Current Price Curve represent, as of their respective effective dates, the actual price curves employed by FirstEnergy Corp. in its day-to-day business (the "FirstEnergy Corp. Price Curves") and were consistent with FirstEnergy Corp.'s standard forward price curve methodology.

(7) If JCP&L claims that a Material Adverse Change in the Economics of the Transactions to JCP&L has occurred and delivers notice to NJEA pursuant to Section 5.1(g)(3) hereof, then JCP&L shall provide, or cause FirstEnergy Corp. to provide, the Independent Auditor with reasonable access to JCP&L's and FirstEnergy Corp.'s personnel and information, as reasonably necessary for the Independent Auditor to confirm that the JCP&L Baseline Price Curve and the JCP&L Current Price Curve conform with the FirstEnergy Corp. Price Curves and are consistent with FirstEnergy Corp's standard forward price curve methodology.

(8) NJEA and JCP&L shall share equally the costs of the Independent Engineer and the Independent Auditor incurred in the performance of their respective obligations pursuant to this Section 5.1(g).

(9) Notwithstanding the foregoing provisions of this Section 5.1(g), if a Material Adverse Change in the Economics of the Transactions to JCP&L occurs, then NJEA shall have the right, within ten (10) business days following receipt of the Independent Engineer's report (described in Section 5.1(g)(5)) and the Independent Auditor's report (described in Section 5.1(g)(6)), to satisfy the condition precedent set forth in Section 5.1(g) by either (a) enhancing JCP&L's economics so that a Material Adverse Change in the Economics of the Transactions to JCP&L shall not have occurred by a mutually agreeable adjustment to the terms of the Amended and Restated Power Purchase Agreement or (b) modifying the Energy Price for Contract Energy under the Amended and Restated Power Purchase Agreement to the "Energy Rate" for electric energy under the Power Purchase Agreement as set forth in Appendix I thereto (as modified by the VER Letter Agreement between the Parties dated February 28, 2003). Upon NJEA's exercise of this right (i) the Parties shall amend the Amended and Restated Power Purchase Agreement to reflect such modifications and (ii) the condition precedent in Section 5.1(g) shall be deemed to have been satisfied as a result of such modifications.

5.2 Conditions to the Obligations of NJEA.
NJEA's obligation to effect the Transactions is subject to the satisfaction at or before the Closing Date of the following conditions (any of which NJEA may waive):

(a) Representations and Warranties. All of the representations and warranties of JCP&L herein shall be true and correct in all respects as though made on and as of the Closing Date (unless the incorrectness of such representations and warranties does not have a material adverse effect on NJEA's rights herein), and JCP&L shall have delivered a bringdown certificate, duly executed by an authorized officer, with respect to such representations and warranties and stating that, as of the Closing Date, the execution and delivery of, and the performance by JCP&L of its obligations under, the JCP&L Documents will have been duly and validly authorized by all necessary corporate action of JCP&L, and each of the JCP&L Documents shall constitute a valid and binding obligation, enforceable against JCP&L in accordance with its terms, except as such enforceability may be limited by law or principles of equity. JCP&L shall have performed, or caused to be performed, all of the agreements and covenants to be performed by JCP&L under this Agreement as of the Closing Date, unless the non-performance of such agreements and covenants does not have a material adverse effect on NJEA's rights herein.

(b) No Legal Restraint. Neither NJEA nor JCP&L are currently subject to any order, decree, injunction, or other legal restraint or prohibition of a court or agency of competent jurisdiction which enjoins, prohibits or interferes with the consummation of the Transactions.

(c) Documents and Opinions. JCP&L shall have executed and delivered the Mutual Release, any New PPA Amendments and the other JCP&L Documents, and all other documents required to be executed and delivered by it pursuant to this Agreement and the Amended and Restated Power Purchase Agreement shall have been executed, delivered and become effective by its terms.

(d) NJBPU Final Decision. The NJBPU Order containing the Required Findings shall have become a Final Decision.

(e) Litigation. There shall be no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any governmental authority with valid jurisdiction pending, or to the knowledge of NJEA, threatened in writing against NJEA or against or related to the Transactions which could reasonably be expected to have a material adverse effect on the consummation of the Transactions.

(f) Approvals. NJEA shall have obtained all necessary partnership approvals for the Transactions.

(g) Lender Approvals. NJEA shall have obtained approvals, certifications, rating confirmations and other arrangements acceptable to NJEA in its sole discretion (not to be arbitrarily exercised) that will permit the termination of the Power Purchase Agreement, the execution of the Amended and Restated Power Purchase Agreement and the consummation by NJEA of its obligations under the NJEA Documents in order to consummate the Transactions, in each case, in accordance with the requirements of the Senior Indenture and the Junior Indenture. NJEA shall have satisfied all conditions or requirements necessary for the approvals, certifications, rating confirmations and other arrangement described in the preceding sentence to be effective.

(h) Restructuring of Gas Contracts. NJEA shall have caused the long-term contracts relating to the supply, transportation and/or storage of natural gas to the Facility, (collectively, the "Gas Purchase Agreements") to be restructured or terminated (and agreements reflecting such restructuring or termination to be executed and delivered by the applicable parties thereto) and new long-term contracts for the supply, transportation and/or storage of natural gas to the Facility to be executed and delivered by the parties thereto, in each case on terms and conditions satisfactory to NJEA in its sole discretion (not to be arbitrarily exercised) or alternatively, NJEA shall have determined, in its sole discretion, that such restructuring or termination is not necessary. Subject to any confidentiality obligations of NJEA in connection with the Gas Purchase Agreements and the restructuring or termination thereof, NJEA shall promptly provide to JCP&L (whether in writing or orally) any information relating to any material event or development relating to the restructuring or termination of the Gas Purchase Agreements that may adversely affect the ability of NJEA to consummate the Transactions. In addition, NJEA shall respond promptly and fully to any reasonable inquiries JCP&L may make relating to the restructuring or termination of the Gas Purchase Agreements; provided, however, that JCP&L shall not be entitled to specific details of any of the provisions of the Gas Purchase Agreements, any specific details of any proposed restructuring or termination thereof, or the specific nature of any agreements or disagreements related thereto.

(i) Restructuring of Steam Sales Agreement. NJEA or its designees shall have caused the Industrial Steam Sales Contract dated as of June 5, 1990, between NJEA and Hercules Incorporated ("Hercules"), a Delaware corporation (the "Steam Sales Agreement") to be restructured or terminated (and agreements reflecting such restructuring or termination to be executed and delivered by the applicable parties thereto) on terms and conditions satisfactory to NJEA in its sole discretion (not to be arbitrarily exercised) or alternatively, NJEA shall have determined, in its sole discretion, that such restructuring or termination is not necessary. Subject to any confidentiality obligations of NJEA in connection with the Steam Sales Agreement and the restructuring or termination thereof, NJEA shall promptly provide to JCP&L (whether in writing or orally) any information relating to any material event or development relating to the restructuring or termination of the Steam Sales Agreement that may adversely affect the ability of NJEA to consummate the Transactions. In addition, NJEA shall respond promptly and fully to any reasonable inquiries JCP&L may make relating to the restructuring or termination of the Steam Sales Agreement; provided, however, that JCP&L shall not be entitled to specific details of any of the provisions of the Steam Sales Agreement, any specific details of any proposed restructuring or termination thereof, or the specific nature of any agreements or disagreements related thereto.

(j) Accounting Treatment. NJEA and its respective partners and members shall be entitled to accounting treatment (in accordance with GAAP) satisfactory to each of them relating to the Transactions.

(k) Material Adverse Change in the Economics of the Transaction to NJEA. There shall not have occurred any Material Adverse Change in the Economics of the Transactions to NJEA (as hereinafter defined) caused by changes in the market price for natural gas or electricity in the period between the Notice Date and the tenth (10th) business day after the Final Order Date (such period being the "NJEA MAC Period").

(1) A "Material Adverse Change in the Economics of the Transactions to NJEA" shall mean a decrease, since the Notice Date, in NELP's expected pre-tax present value income from NJEA as a result of the Transactions of ten million dollars ($10,000,000) or more calculated at a 9.5% per annum discount rate.

(2) On the Notice Date, NJEA shall deposit with the Escrow Agent an electronic file of the functioning financial model (using Microsoft Excel 97-SR-2 or compatible software) (the "NJEA Escrow Material") containing NJEA's pro forma projections calculated through the term of the Amended and Restated Power Purchase Agreement and (i) a present value calculation of (a) NJEA's pro forma pre-tax cash flow if the Transactions are consummated, (b) NJEA's pro forma pre-tax cash flow if the Transactions are not consummated and (c) the result of subtracting (i)(b) from (i)(a) (the "Baseline Value") and (ii) NJEA's then current and applicable monthly gas and energy forward price curves through the term of the Amended and Restated Power Purchase Agreement used in the pro forma that establishes the Baseline Value (the "NJEA Baseline Price Curves"). The calculations provided pursuant to this paragraph shall be predicated on an assumed closing date incorporated in the NJEA Escrow Material.

(3) At any time during the NJEA MAC Period, NJEA may notify JCP&L in writing that the calculations using the original pro forma model, with an adjusted closing date, and NJEA's then current monthly gas and energy forward price curves ("NJEA Current Price Curves") indicate that a Material Adverse Change in the economics of the Transactions to NJEA has occurred as a result of changes in the market price for natural gas or electricity during the NJEA MAC Period.

(4) Within two (2) business days following JCP&L's receipt of the notification described in Section 5.2(k)(3) hereof, NJEA shall cause the NJEA Escrow Material to be delivered to the Independent Engineer and the NJEA Baseline Price Curves and NJEA Current Price Curves to be delivered to the Independent Auditor.

(5) Within ten (10) days following receipt of the NJEA Escrow Material the Independent Engineer shall deliver to JCP&L a written report confirming or denying NJEA's claim that Section 5.2(k) hereof has not been satisfied (assuming the reasonableness of the NJEA Baseline Price Curves and NJEA Current Price Curves).

(6) Within ten (10) days following receipt of the NJEA Baseline Price Curves and NJEA Current Price Curves, the Independent Auditor shall deliver to JCP&L a written report confirming or denying that the NJEA Baseline Price Curves and NJEA Current Price Curves represent, as of their respective effective dates, the actual price curves employed by FPL Energy Power Marketing, Inc. ("PMI") in its day-to-day business (the "PMI Price Curves") and were consistent with PMI's standard forward price curve methodology.

(7) If NJEA claims that a Material Adverse Change in the Economics of the Transactions to NJEA has occurred and delivers notice to JCP&L pursuant to Section 5.2(k)(3) hereof, then NJEA shall provide, or cause PMI to provide, the Independent Auditor with reasonable access to PMI's personnel and information, as reasonably necessary for the Independent Auditor to confirm that the NJEA Baseline Price Curves and the NJEA Current Price Curves conform with the PMI Price Curves and are consistent with PMI's standard forward price curve methodology.

(8) NJEA and JCP&L shall share equally the costs of the Independent Engineer and the Independent Auditor incurred in the performance of their respective obligations pursuant to this Section 5.2(k).

(9) Notwithstanding the foregoing provisions of this Section 5.2(k), if a Material Adverse Change in the Economics of the Transactions to NJEA occurs, then JCP&L shall have the right, within ten (10) business days following receipt of the Independent Engineer's report (described in Section 5.2(k)(5)) and the Independent Auditor's report (described in Section 5.2(k)(6)), to satisfy the condition precedent set forth in Section 5.2(k) by enhancing NJEA's economics so that a Material Adverse Change in the Economics of the Transactions to NJEA shall not have occurred by a mutually agreeable adjustment to the terms of the Amended and Restated Power Purchase Agreement. Upon JCP&L's exercise of this right (i) the Parties shall amend the Amended and Restated Power Purchase Agreement to reflect such modifications and (ii) the condition precedent in Section 5.2(k) shall be deemed to have been satisfied as a result of such modifications.

ARTICLE 6 MISCELLANEOUS
6.1 Termination.
In addition to the right of termination under Section 4.2(a) hereof, this Agreement and the Transactions may only be terminated prior to the Closing Date as follows:

(a) By JCP&L if a representation or warranty herein of NJEA is or becomes false or inaccurate in any material respect or if NJEA fails to comply in any material respect with one or more of its covenants herein in a timely manner and, in either event, such falsity, inaccuracy, or failure is not cured within thirty (30) days of notice thereof and such failure to cure has a material adverse effect on JCP&L's rights herein;

(b) By NJEA if a representation or warranty herein of JCP&L is or becomes false or inaccurate in any material respect, or if JCP&L fails to comply in any material respect with one or more of its covenants herein in a timely manner and, in either event, such falsity, inaccuracy, or failure is not cured within thirty (30) days of notice thereof and such failure to cure has a material adverse effect on NJEA's rights herein;

(c) By NJEA or JCP&L, if consummation of the Transactions shall violate any final order, decree, or judgment of any court or governmental body having competent jurisdiction applicable to NJEA on the one hand or JCP&L on the other hand;

(d) By NJEA or JCP&L, at any time on or after October 1, 2003 (as such date may be extended by Section 4.2(a) hereof), if the Initial Order Date has not occurred by such date; or

(e) By NJEA or JCP&L if the NJBPU Order containing the Required Findings has not become a Final Decision in form and substance acceptable to such Party in its sole discretion (not to be arbitrarily exercised) by March 31, 2004.

Upon termination of this Agreement pursuant to Section 4.2(a) hereof or any of Sections 6.1 (a)-(e) hereof, all rights and obligations of the Parties under this Agreement (other than any rights and obligations arising from the breach of this Agreement before termination) shall terminate. Any right of termination under this Section 6.1 shall be exercised by delivery of a notice of termination to the other Party within ten (10) days after the right of termination arises, which with respect to the right of termination under Section 6.1(a) and (b) hereof shall be the day following the cure periods referenced therein, and with respect to Section 6.1(c) hereof shall be the date of discovery of the violation referenced therein. If not so timely exercised, such right of termination shall be deemed waived by the Party entitled thereto. Upon any termination of this Agreement (other than the expiration hereof upon the closing in accordance with Section 1.2 hereof), the Amended and Restated Power Purchase Agreement shall automatically terminate and be of no further force and effect, and none of the parties thereunder shall have any liability to each other in respect of such termination or otherwise in connection with any Execution Documents (as hereinafter defined).

6.2 Amendment and Waiver.

This Agreement may be amended and its provisions and the effects thereof waived only by a writing executed by both Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Except for the failure to timely provide a notice of termination under Section 6.1 hereof, the failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or an acquiescence to such provision.

6.3 Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the respective administrators, representatives, successors and permitted assigns of the Parties; provided, however, that neither Party may assign, sell, transfer or in any other way convey its rights, duties or obligations under this Agreement, either in whole or in part, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except that (1) NJEA may assign its interests in this Agreement to the holders of the Senior Secured Notes and the Senior Trustee as collateral security without JCP&L's consent; provided, however, that in the case of any such assignment, the assignor shall not be released from any obligations under this Agreement and (2) any subsequent assignment of the rights and interests under this Agreement and the Amended and Restated Power Purchase Agreement by the holders of the Senior Secured Notes or the Senior Trustee to any third party arising as a result of a default hereunder or under the Senior Secured Notes may be made without JCP&L's consent.

6.4 Notices.

Any notice or communication given pursuant hereto shall be in writing and (1) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (2) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (3) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (4) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designated by either Party to the other in writing:

If to NJEA:

North Jersey Energy Associates, A Limited Partnership
c/o Northeast Energy, LP
c/o ESI Northeast Energy GP, Inc.
A General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Telephone: 561-304-5107
Facsimile: 561-304-5161

with a copy to: Tractebel Power, Inc. 1177 West Loop South Houston, TX 77027 Attention: General Counsel Facsimile: 713-599-2804
If to JCP&L: Kevin Siedt FirstEnergy Service Company 2800 Pottsville Pike Reading, PA 19640-0001 Phone: (610) 921-6063 Facsimile: (610) 921-6256 E-mail: ksiedt@gpu.com with a copy to: Cortlandt C. Choate Jr., Esq. FirstEnergy Service Company 2800 Pottsville Pike Reading, PA 19640-0001 Phone: 610-921-6783 Facsimile: 610-939-8655 E-mail: cchoate@gpu.com
With electronic mail copies to: ksiedt@gpu.com cchoate@gpu.com
6.5 Entire Agreement.

Upon the Effective Date, this Agreement, together with the Exhibits and Schedules referred to herein, the Amended and Restated Power Purchase Agreement and the Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information (collectively, the "Execution Documents"), and any amendments thereto made after the Contract Date, shall constitute the entire agreement between the Parties with respect to the subject matter hereof. Upon the Effective Date, all prior or contemporaneous agreements, proposals, understandings or communications between or involving the Parties, whether oral or written (other than the Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information) are void and are replaced in their entirety by the Execution Documents. Except as otherwise specifically provided in the Execution Documents, the Parties thereto do not intend to create rights in, or grant remedies to, any third party as a beneficiary of the Execution Documents or of any duty, covenant, obligation or understanding established under this Agreement or the other Execution Documents.

6.6 Expenses.
Each Party shall pay for its own fees and expenses incurred by it in structuring, negotiating and consummating the Execution Documents and the Transactions.
6.7 Interpretation.

This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either of the Parties. This Agreement shall be construed as if both Parties were its author and each Party adopts the language of this Agreement as if it were its own. Each term, clause and provision of this Agreement is separate and independent, and should any term, clause or provision of this Agreement be found to be invalid, the validity of the remaining terms, clauses and provisions shall, to the fullest extent feasible, not be affected thereby.

6.8 Counterparts, Headings.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.9 Governing Laws.

This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey. All disputes arising between the Parties concerning the construction or enforcement of this Agreement that the Parties are unable to settle between themselves shall be submitted to a trial by judge. The Parties hereby waive any rights to a trial by jury. All proceedings shall be held in New Jersey. JCP&L and NJEA hereby consent to jurisdiction in New Jersey and agree that the State of New Jersey is a convenient venue for any proceeding between the Parties.

6.10 Damage Limitation.

Notwithstanding anything in this Agreement to the contrary, in no event shall JCP&L or NJEA be liable to one another hereunder for any indirect, consequential, incidental, punitive or exemplary damages.

6.11 Further Assurances.

The Parties acknowledge and agree that the Transactions are complex and that it shall require the reasonable, good faith cooperation of the Parties to implement the terms of this Agreement. If either Party reasonably determines or is advised that any further instruments, agreements or other matters are necessary or desirable to carry out the terms of this Agreement or to consummate the Transactions, the other Party shall do all things reasonably necessary and appropriate to carry out the terms of this Agreement and to execute and deliver all such instruments, agreements and to otherwise address such matters.

IN WITNESS WHEREOF, NJEA and JCP&L have caused this Agreement to be executed by their duly authorized officers or agents, as applicable, as of the day and year first above written.
JERSEY CENTRAL POWER & LIGHT COMPANY
By:	HARVEY L. WAGNER

Name: Harvey L. Wagner Title: Vice President & Controller

NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By: Northeast Energy, LP, its general partner By ESI Northeast Energy GP, Inc. its administrative general partner
By:	NATHAN E. HANSON

Nathan E. Hanson Director

Exhibit 1
AMENDED AND RESTATED POWER PURCHASE AGREEMENT
Included as Exhibit 10.46.

Exhibit 2
MUTUAL RELEASE

THIS MUTUAL RELEASE ("Release") is made as of May 16, 2003, by and between Jersey Central Power & Light Company, a New Jersey corporation ("JCP&L"), and North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership ("NJEA"). JCP&L and NJEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties").

RECITALS

WHEREAS, NJEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in the borough of Sayreville, New Jersey, as described in the Existing PPA (as hereinafter defined) (the "Facility").

WHEREAS, JCP&L is a public utility as defined in N.J.S.A. 48:2-13 and, as such, is required by applicable statutes and regulations to furnish safe, adequate and proper service to its customers and further, to have and maintain its property, plant and equipment in such condition as to enable it to do so.

WHEREAS, New Jersey's Electric Discount and Energy Competition Act, N.J.S.A. 48:3-49 et seq. (the "New Jersey Competition Act"), and certain orders of the New Jersey Board of Public Utilities encourage the mitigation of above-market costs of long-term power purchase agreements with non-utility generators to effect ratepayer savings.

WHEREAS, Section 13 of the New Jersey Competition Act provides for the participating utility to recover the costs of restructuring such long-term power purchase agreements on a full and timely basis.

WHEREAS, NJEA and JCP&L are parties to a Power Purchase Agreement dated as of October 22, 1987, as amended to date (the "Existing PPA"), pursuant to which JCP&L purchases from NJEA contract capacity of not less than 250 MW and the associated electricity of the Facility.

WHEREAS, NJEA and JCP&L have agreed to amend and restate the Existing PPA to provide for, among other things, the delivery by NJEA and purchase by JCP&L of electricity from sources other than the Facility for a price that is less than the price payable by JCP&L under the Existing PPA.

WHEREAS, each of the Parties believes that the consummation of the transactions described above is in its best interests.
WHEREAS, NJEA desires to release JCP&L from obligations arising prior to the Effective Time (as hereinafter defined) under the Existing PPA.
WHEREAS, JCP&L desires to release NJEA from obligations arising prior to the Effective Time under the Existing PPA.

NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Effective Time of Release. This Release shall be effective as of the Effective Time (the "Effective Time") as defined in the Execution Agreement (as hereinafter defined).
2. Releases.

(a) Except as provided in paragraph 2(b) hereof, each Party (the "Releasing Party"), on behalf of itself and any and all of its predecessors and successors in interest to the Existing PPA and the mutual rights and obligations thereunder or contemplated therein, HEREBY RELEASES AND FOREVER DISCHARGES AND COVENANTS NOT TO SUE the other Party (the "Released Party"), and any and all of it respective present, former and future directors, managers, officers, trustees, representatives, employees, attorneys, advisors, agents, stockholders, partners, members, affiliates, predecessors, legal representatives, successors and assigns (a) from or with respect to any and all Claims (as hereinafter defined) that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with the execution, performance or nonperformance or assignment of the Existing PPA and the sale of electricity and capacity from the Facility (in the case of NJEA) and (b) from any and all Claims based on tort, contract or any other theories that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with any business or activities of the Released Party, including activities associated with the Facility (in the case of NJEA) or relating to the Existing PPA and the sale and purchase of electricity and capacity from the Facility. For purposes of this Release, "Claims" shall mean all demands, claims, actions or causes of action (whether at law or equity, known or unknown) assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses (including, without limitation, interest penalties and attorneys' fees and disbursements).

(b) Up to the Effective Time, NJEA shall have the right to perform pursuant to the Existing PPA and JCP&L shall have the obligation to timely pay NJEA for such performance in accordance with the terms of the Existing PPA and this Release shall not release JCP&L from such obligation.

3. Representations and Warranties of JCP&L. JCP&L hereby represents and warrants as of the Effective Time that:

(a) Organization and Good Standing; Power and Authority. JCP&L is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. JCP&L has all requisite power and authority to execute, deliver and perform its obligations under this Release.

(b) Due Authorization; No Conflicts. The execution and delivery by JCP&L of this Release, and the performance by JCP&L of its obligations hereunder, have been duly authorized by all necessary actions on the part of JCP&L and do not and, under existing facts and law, will not, (i) contravene its restated certificate of incorporation or any other governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any governmental authority or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Release has been duly executed and delivered on behalf of JCP&L and, assuming the due execution hereof and performance hereunder by NJEA, constitutes a legal, valid and binding obligation of JCP&L, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of JCP&L, threatened in writing against or relating to this Release or JCP&L's participation therein, which could reasonably be expected to (i) have a material adverse effect on the validity or enforceability of this Release or (ii) prevent the performance by JCP&L of its obligations under this Release.

(e) Consents and Approvals. The execution, delivery and performance by JCP&L of its obligations under this Release does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any person or entity which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) JCP&L Approvals. JCP&L has obtained all permits, licenses, approvals, consents and exemptions (collectively, "JCP&L Approvals") with respect to the performance of its obligations under this Release required by applicable laws, statutes, rules and regulations in effect as of the date hereof, and (i) each such JCP&L Approval was duly obtained, validly issued, and is in full force and effect and all applicable appeal periods with respect thereto have expired, (ii) JCP&L has complied with all conditions stated therein which are required to have been complied with as of the date hereof and (iii) JCP&L is not in default of any provision thereof and, to JCP&L's knowledge, no basis exists for invalidating, revoking or terminating any such JCP&L Approval.

(g) Assignments. JCP&L has not assigned or otherwise transferred its rights or obligations under the Existing PPA to any third party, nor has the Existing PPA been amended or modified except as described in the Execution Agreement, dated as of May 16, 2003, by and between JCP&L and NJEA (the "Execution Agreement").

(h) Existing Agreement. Neither JCP&L nor, to the best of JCP&L's knowledge, NJEA is in default under the Existing PPA, and no condition exists that, with the passage of time, the giving of notice, or both, would constitute any such default.

(i) Negotiations. The terms and provisions of this Release are the result of arm's length and good faith negotiations on the part of JCP&L.
4. Representations and Warranties of NJEA. NJEA hereby represents and warrants as of the Effective Time that:

(a) Organization and Good Standing; Power and Authority. NJEA is a limited partnership validly existing and in good standing under the laws of the State of New Jersey. NJEA has all requisite power and authority to execute, deliver and perform its obligations under this Release.

(b) Due Authorization; No Conflicts. The execution and delivery by NJEA of this Release and the performance by NJEA of its obligations hereunder have been duly authorized by all necessary actions on the part of NJEA and its partners and do not and, under existing facts and law, will not: (i) contravene its partnership agreement or any other governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any governmental authority or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Release has been duly executed and delivered on behalf of NJEA and, assuming the due execution hereof and performance hereunder by JCP&L, constitutes a legal, valid and binding obligation of JCP&L, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of NJEA, threatened in writing against or relating to this Release or NJEA's participation therein, which could reasonably be expected to (i) have a material adverse effect on the validity or enforceability of this Release or (ii) prevent the performance by NJEA of its obligations under this Release.

(e) Consents and Approvals. The execution, delivery and performance by NJEA of its obligations under this Release does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any person or entity which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) NJEA Approvals. NJEA has obtained all permits, licenses, approvals, consents and exemptions (collectively, "NJEA Approvals") with respect to the performance of its obligations under this Release required by applicable laws, statutes, rules and regulations in effect as of the date hereof, and (i) each such NJEA Approval was duly obtained, validly issued, and is in full force and effect and all applicable appeal periods with respect thereto have expired, (ii) NJEA has complied with all conditions stated therein which are required to have been complied with as of the date hereof and (iii) NJEA is not in default of any provision thereof and, to NJEA's knowledge, no basis exists for invalidating, revoking or terminating any such NJEA Approval.

(g) Assignments. NJEA has not assigned or otherwise transferred its rights or obligations under the Existing PPA to any third party other than its lenders, nor has the Existing PPA been amended or modified except as described in the Execution Agreement.

(h) Existing Agreement. Neither NJEA nor, to the best of NJEA's knowledge, JCP&L is in default under the Existing PPA, and no condition exists that, with the passage of time, the giving of notice, or both, would constitute any such default.

(i) Negotiations. The terms and provisions of this Release are the result of arm's length and good faith negotiations on the part of NJEA.

5. Governing Law. Interpretation and performance of this Release shall be in accordance with, and shall be controlled by, the laws of the State of New Jersey (without giving effect to its conflict of laws provisions which could apply the law of another jurisdiction). All disputes arising between the Parties concerning the construction or enforcement of this Release that the Parties are unable to settle between themselves shall be submitted to a trial by judge. The Parties hereby waive any rights to a trial by jury. All proceedings shall be held in the State of New Jersey. The Parties hereby consent to jurisdiction in the federal or state courts located in the State of New Jersey and agree that the State of New Jersey is a convenient venue for any federal or state proceedings between the Parties.

6. Amendments. This Release may not be amended, supplemented or otherwise modified, and no provision of this Release may be waived, except by a written instrument signed by each of the Parties.
7. Assignment. This Release shall be binding upon and inure to the benefit of each of the Parties and its successors and assigns.

8. Entire Agreement. As of the Effective Time, this Release, the Execution Agreement and the Amended and Restated Power Purchase Agreement between the Parties constitute the entire agreement of the Parties pertaining to the release of each of the Parties' Claims under the Existing PPA. Any prior communications by either Party, whether written or oral, pertaining to or made in connection with this Release shall have no binding force or effect.

9. Section Headings. The section headings used in this Release are for convenience only and shall not affect the construction of any terms of this Release.

10. Notices. Except as otherwise specifically provided herein, any notice from one Party to the other shall be given in writing and shall be deemed to be given (1) as of three days after the date the same is enclosed in a sealed envelope, addressed to the other by certified first class mail, postage prepaid, and deposited in the United States Mail or (2) as of the date transmitted by telecopier and received in full prior to the close of normal business hours of the recipient, (3) the day after the date sent by overnight courier or other means of next day personal delivery, or (4) the date of delivery by hand. For the purposes of this Section 10, such notices shall be mailed to the following respective addresses or the following respective telecopier numbers or to such others as may be hereafter designated by either Party:

If to JCP&L:	Kevin Siedt FirstEnergy Service Company 2800 Pottsville Pike Reading, PA 19640-0001 Fax: 610-921-6256 Phone: 610-921-6783
COPY TO: Cortlandt C. Choate Jr., Esq. FirstEnergy Service Company 2800 Pottsville Pike Reading, PA 19640-0001 Fax: 610-939-8655 Phone: 610-921-6063
If to NJEA:

North Jersey Energy Associates, A Limited Partnership
c/o Northeast Energy, LP
c/o ESI Northeast Energy GP, Inc.
Its General Partner
700 Universe Blvd.
P.O. Box 1400
Juno Beach, FL 33408
Fax: 561-304-5161
Telephone: 561-304-5107
Attention: Business Manager

11. Counterparts. This Release may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Release to be duly executed by its duly authorized representative on and as of the date first above written.
JERSEY CENTRAL POWER & LIGHT COMPANY
By:

Name: Title:

NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By: Northeast Energy, LP, its general partner By: ESI Northeast Energy GP, Inc. its administrative general partner
By:

Nathan E. Hanson Director

Schedule 1

First Amendment, dated as of July 1, 1989, to Power Purchase Agreement, dated as of October 22, 1987, between Jersey Central Power & Light Company and North Jersey Energy Associates (now known as North Jersey Energy Associates, A Limited Partnership).

Letter Agreement dated March 11, 1999 between Jersey Central Power & Light Company and North Jersey Energy Associates, A Limited Partnership.
VER Letter Agreement dated February 28, 2003 between Jersey Central Power & Light Company and North Jersey Energy Associates, A Limited Partnership.

Schedule 2
The Required Findings shall:
1. Order and approve the execution and delivery of the Amended and Restated Power Purchase Agreement.
2. Order and approve the cancellation and mutual release of all obligations and liabilities of JCP&L and NJEA under the Power Purchase Agreement.

3. Order and approve that JCP&L, in accordance with the New Jersey Electric Discount and Energy Competition Act, N.J.S.A. 48:3-49, et seq., will be able to fully and timely recover from its ratepayers all costs and charges to be paid by JCP&L hereunder for Capacity and energy purchased pursuant to the Amended and Restated Power Purchase Agreement, and such NJBPU decision approves the contracts and releases in substantially the same form submitted with only such modifications or supplements that are acceptable to JCP&L and NJEA, is issued without conditions or provisions that are adverse to the interests of JCP&L or NJEA, or is otherwise deemed acceptable to JCP&L and NJEA, in their sole discretion (not to be arbitrarily exercised).